EXHIBIT 10.1

FIRST AMENDMENT
TO
2005 RAYMOND JAMES FINANCIAL, INC. RESTRICTED STOCK PLAN

This Amendment (the “Amendment”) to the 2005 Raymond James Financial, Inc. Restricted Stock Plan (the “Plan”) is made by Raymond James Financial, Inc., a Florida corporation (the “Company”) on this 16th day February, 2006 and effective as of Feb 16, 2006.

RECITALS

A. On or about November 30, 2004, the board of directors of the Company adopted the Plan and on or about February 17, 2005, the shareholders of the Company approved the Plan.

B. The Company desires to amend certain provisions of the Plan in order to permit the award of restricted stock units under the Plan.

C. Pursuant to Section 8 of the Plan, the Compensation Committee of the board of directors of the Company has the power to amend or terminate the Plan, subject to shareholder approval where required by federal or state law, provided that any such amendment or termination shall not adversely affect any right of any participant under the Plan with respect to any outstanding restricted stock awards granted under the Plan without the written consent of the participant holding the award.

D. The Compensation Committee of the board of directors of the Company has concluded that neither federal nor state law requires shareholder approval to effectuate the desired amendments.

E.  Capitalized terms used but not defined in this Amendment shall have the meaning given to such terms in the Plan.

NOW THEREFORE, the Plan is hereby amended as follows:

AGREEMENT

Section 1. Section 2(g) containing the definition of Participant shall be amended in its entirety to read as follows:

“Participant” means an Eligible Person selected or ratified for selection by the Committee or a senior executive officer of the Company, pursuant to the Committee’s authority or the officer’s authority, as the case may be, in Section 6, to receive an Award of Restricted Stock or of an Award of a Restricted Stock Unit.

Section 2. Section 2(h) containing the definition of Restricted Period shall be amended in its entirety to read as follows:

“Restricted Period” means the period during which the restrictions on the Restricted Stock or the Restricted Stock Unit are in effect.

Section 3. A new Section 2(j) which defines the term “Restricted Stock Unit” shall added to read as follows and the existing Sections 2(j) through 2(m) shall be relettered as Sections 2(k) through 2(n), respectively:

“Restricted Stock Unit” means an award of the right to receive Stock or cash or a combination thereof upon settlement that is subject to the restrictions set forth in Section 5A.

Section 4. Relettered Section 2(k) which defines the term “Retirement” shall be amended to read as follows:

“Retirement” means, unless otherwise defined in the documented grant of the specific award to the Participant, a Participant’s separation of service from the Company or any Subsidiary after attainment of age 65.

Section 5. Section 4 shall be amended in its entirety to read as follows:

SECTION 4
AMOUNT AND FORM OF AWARDS

(a) The Committee, in its sole discretion, shall determine and grant the awards of Restricted Stock and Restricted Stock Units to be granted under the Plan, provided, however, that awards under this Plan may be determined and granted by senior executive officers of the Company, based on recommendations of various departments or Subsidiaries of the Company, in connection with the initial association of an individual who upon association will qualify as an Eligible Person. A Participant will receive such awards in Restricted Stock or Restricted Stock Units, as designated in the grant.

(b)
The maximum number of shares of Stock which may be issued under the Plan as Restricted Stock or which may be covered by Restricted Stock Units, when aggregated, shall be not more than 1,500,000 shares of Stock, subject to adjustment as provided in Section 7, and, with respect to any Restricted Stock, such shares may be authorized but unissued shares, or previously issued shares reacquired by the Company, or both. In the event Restricted Stock or a Restricted Stock Unit is forfeited prior to the end of the Restricted Period, the shares of Stock so forfeited or the number of shares to which the forfeited Restricted Stock Unit relates, shall immediately become available for future awards.

Section 6. Section 5(a) shall be amended by deleting the second sentence in its entirety and substituting therefor the following sentence:

For purposes of this Plan, the fair market value of Stock for an award will be the Stock’s closing price on the New York Stock Exchange or the last sale price on any other national securities exchange registered under the Securities and Exchange Act of 1934, as amended, upon which the Stock is then listed on such date, or if the Stock was not traded on such date, on the next preceding day on which sales of shares of the Stock were reported, all as determined by the Committee.

Section 7. The first subsection (ii) of Section 5(f) shall be amended by deleting the first sentence in its entirety and substituting therefor the following sentence.

Upon the Retirement of a Participant, and after satisfaction of a non-compete provision as set forth below, any unvested Restricted Stock Unit shall vest on a pro-rated basis (with the pro-ration being determined by comparing completed years of service since the date of initial award to the vesting schedule or by such other pro-ration method as may otherwise be set forth in the underlying contract with the Participant or in the documented grant of the specific award to the Participant).

Section 8. The first subsection (ii) of Section 5(f) shall be amended by substituting the term “Subsidiary” for the term “Related Employer” in Sections 5(f)(ii)(2) and 5(f)(ii)(3).

Section 9. A new Section 5A shall be added to the Plan immediately following Section 5 to read as follows:

SECTION 5A
RESTRICTED STOCK UNITS

(a) The number of Restricted Stock Units awarded to a Participant under the Plan will be determined in accordance with Section 4(a). For purposes of this Plan, the fair market value of Stock for an award will be the Stock’s closing price on the New York Stock Exchange or the last sale price on any other national securities exchange registered under the Securities and Exchange Act of 1934, as amended, upon which the Stock is then listed on such date, or if the Stock was not traded on such date, on the next preceding day on which sales of shares of the Stock were reported, all as determined by the Committee. In the event the Committee provides for alternative methods for grants of awards, the Committee, in its sole discretion, may provide for alternative methods of determining the fair market value of Stock for such awards, and may also provide for alternative forfeiture provisions, so long as the alternative methods or provisions do not (i) materially increase the benefits, (ii) materially increase the number of Restricted Stock Units issued or (iii) materially modify the eligibility requirements applicable to Section 16(a) Persons.

(b) A "book entry" (i.e., a computerized or manual entry) shall be made in the records of the Company to evidence an award of Restricted Stock Units to a Participant, but no “book entry” shall be made in the stock records of the Company at the time of an award of a Restricted Stock Unit. All Restricted Stock Units shall be recorded in an individual account for each Participant until the Restricted Period (as defined in Section 5A(c)) has expired. Such Company records shall, absent manifest error, be binding on the Participants.

(c) The Restricted Stock Units awarded pursuant to this Section 5A shall be subject to the restrictions and conditions set forth in the underlying contracts with the Participants and/or as set forth in the documented grant of any award pursuant to this Plan to the Participants.

(d) With respect to a Restricted Stock Unit, no certificate for shares of stock shall be issued at the time the grant is made (nor shall any “book entry” be made in the stock records of the Company) and the Participant shall have no right to or interest in shares of stock of the Company as a result of the grant of Restricted Stock Units.

(e) Dividend equivalents may be credited in respect of Restricted Stock Units, as the Committee deems appropriate. Such dividend equivalents may be paid in cash or converted into additional Restricted Stock Units by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of shares of Stock equal to the number of Restricted Stock Units then credited by (2) the fair market value per share of Stock on the payment date for such dividend. The additional Restricted Stock Units credited by reason of such dividend equivalents will be subject to all of the terms and conditions of the underlying Restricted Stock Award to which they relate.

(f) Any shares of Stock that may be issued in satisfaction of a Restricted Stock Unit delivered under the Plan shall be delivered to the Participant in accordance with Section 9(a) promptly after, and only after, the Restricted Period shall expire (or such earlier time as the restrictions may lapse in accordance with Section 5A(g)) without forfeiture in respect of such Restricted Stock Unit.

(g) Subject to the provisions of Section 5A(c), the following provisions shall apply to a Participant's Restricted Stock Unit prior to the end of the Restricted Period (including extensions):

(i) Upon the death or Disability of a Participant, the restrictions on his or her Restricted Stock Unit shall immediately lapse. Upon the death of a Participant, such Participant's Restricted Stock Unit shall transfer to the Participant's beneficiary as such beneficiary is designated on a form provided by the Company, or if no beneficiary is so designated, by will or the laws of descent and distribution.

(ii) Upon the Retirement of a Participant, and after satisfaction of a non-compete provision as set forth below, any unvested Restricted Stock Unit shall vest on a pro-rated basis (with the pro-ration being determined by comparing completed years of service since the date of initial award to the vesting schedule or by such other pro-ration method as may otherwise be set forth in the underlying contract with the Participant or in the documented grant of the specific award to the Participant).. (A) For purposes of this subparagraph (g)(ii), a Participant shall be deemed to have not satisfied the non-compete provision if the Participant, within one year after the date of retirement:

(1)	discloses the list of the Company's or a Subsidiary's customers or any part thereof to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever; or

(2)
discloses to any person, firm, corporation, association, or other entity any information regarding the Company's or a Subsidiary's general business practices or procedures, methods of sale, list of products, personnel information and any other valuable confidential business or professional information unique to the Company's or a Subsidiary’s business; or

(3)
owns more than five per cent (5%) of, manages, operates, controls, is employed by, acts as an agent for, participates in or is connected in any manner with the ownership, management, operation or control of any business which is engaged in businesses which are competitive to the business of the Company or a Subsidiary ; and are located within a radius of 100 miles of any location where participant was employed or which was under the supervision, management or control of the participant.; or

(4)
solicits or calls either for himself/herself or any other person or firm, any of the customers of the Company or a Subsidiary on whom the Participant called, with whom the Participant became acquainted, or of whom the Participant learned of during his employment; or

(5)	solicits any of the employees or agents of the Company or a Subsidiary to terminate their employment or relationship with the Company or a Subsidiary.

(iii) It is the intention of the Company and its Subsidiaries that this paragraph (g) be given the broadest protection allowed by law with regard to the restrictions herein contained. Each restriction set forth in this paragraph (g) shall be construed as a condition separate and apart from any other restriction or condition. To the extent that any restriction contained in this paragraph (g) is determined by any court of competent jurisdiction to be unenforceable by reason of it being extended for too great a period of time, or as encompassing too large a geographic area, or over too great a range of activity, or any combination of these elements, then such restriction shall be interpreted to extend only over the maximum period of time, geographic area, and range of activities which said court deems reasonable and enforceable.

(iv) If a Participant voluntarily terminates employment, or if a Participant is involuntarily terminated for Cause, such Participant shall forfeit his or her Restricted Stock Unit for which the Restricted Period has not expired on the date that the Participant voluntarily terminates employment or is involuntarily terminated for Cause.

(h) The Committee shall have the power and authority, directly or indirectly, to establish or to cause to be established a trust for purpose of purchasing Stock on the open market, holding such Stock and using such Stock to satisfy the Company’s obligations under grants of Restricted Stock Units. If the trust is established to satisfy the Company’s obligations with respect to grants of Restricted Stock Units to Participants resident in Canada, such trust may be structured to qualify as an “employee benefit plan” within the meaning assigned by the Income Tax Act (Canada).

Section 10. Section 6 shall be amended in its entirety to read as follows:

SECTION 6
ADMINISTRATION

The Plan shall be administered by the Committee.

The Committee (and senior executive officers in the case of initial association grants) shall have the power and authority to grant Restricted Stock and Restricted Stock Units to Participants, pursuant to the terms of the Plan.

In particular, the Committee (and senior executive officers in the case of initial association grants) shall have the authority:

(i) to select or ratify the selection of Eligible Persons;

(ii) to determine whether and to what extent Restricted Stock or a Restricted Stock Unit is to be granted to Participants hereunder or ratify the grant thereof;

(iii) to determine the number of shares of Stock to be covered by such award granted hereunder or ratify the grant thereof;

(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the Restricted Period and the other conditions of full vesting of the Restricted Stock or the Restricted Stock Units) or to ratify the grant thereof; and

(v)  to determine or ratify the determination of the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all documentation evidencing the Restricted Stock or the Restricted Stock Unit.

In the event of an initial association grant of Restricted Stock or Restricted Stock Units effectuated by action of a senior executive officer, the terms and conditions of such grant shall be reported to the Committee at the Committee’s next meeting for informational purposes only, it being understood that such report shall not in any way be a condition to the effectiveness of the grant.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan; and to otherwise supervise the administration of the Plan. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, its Subsidiaries and the Participants.

The Committee may delegate the administrative details and management of the Plan to members of the Company's management and staff. No such delegation shall affect the Committee’s right to make final decisions with respect to any matter arising under the Plan.

Section 11. Section 7 shall be amended in its entirety to read as follows:

SECTION 7
ADJUSTMENTS UPON A CHANGE IN COMMON STOCK

In the event of any change in the outstanding Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event that may equitably require an adjustment in the number or kind of shares that may be issued under the Plan or covered by an award under the Plan pursuant to Section 4(b), such adjustment shall be made by the Committee in accordance with its sole discretion and shall be conclusive and binding for all purposes of the Plan.

Section 12. Section 8 shall be amended in its entirety to read as follows:

SECTION 8
AMENDMENT AND TERMINATION

The Plan may be amended from time to time or terminated at any time and from time to time by the Committee, subject to shareholder approval where required by federal or state law. Neither an amendment to the Plan nor the termination of the Plan shall adversely affect any right of any Participant with respect to any Restricted Stock or Restricted Stock Unit theretofore granted without such Participant's written consent.

Section 13. Section 9(a) shall be amended in its entirety to read as follows:

(a) All shares of Restricted Stock and any shares of Stock that may be issued in satisfaction of a Restricted Stock Unit delivered under the Plan after the Restricted Period has expired shall be distributed in accordance with the instructions of each Participant. Such shares of Stock shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law.

Section 14. Section 9(e) shall be amended in its entirety to read as follows:

(e) The Company and its Subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state, provincial or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue shares of Stock upon the lapse of restrictions on Restricted Stock and a condition to the issuance of any shares of Stock to satisfy a Restricted Stock Unit upon the lapse of restrictions on the Restricted Stock Unit that the Participant (i) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, provincial or local income or other taxes and (ii) provide the Company with a copy of the election, if required, under Section 83 of the Code, or any amendment thereto (the "Section 83 Election") as filed with the Internal Revenue Service. If the amount requested is not paid and the copy of the Section 83 Election, if required, is not provided, the Company may refuse to issue shares of Stock until such time as the Participant so complies. Unless the Committee shall in its sole discretion determine otherwise, payment for taxes required to be withheld may be made in whole or in part by an election by a Participant, in accordance with rules adopted by the Committee from time to time, to have the Company withhold shares of Stock otherwise issuable pursuant to the Plan having a fair market value equal to such tax liability, to be determined in such reasonable manner as may be provided for from time to time by the Committee or as may be required in order to comply with or to conform to the requirements of any applicable or relevant laws or regulations.

Section 15. A new Section 9(g) shall be added to the Plan to read as follows:

(g) This Plan is intended in all respects to comply with the provisions of Section 409A of the Code and the Company shall interpret and administer the Plan in a manner consistent with Section 409A. In accordance with Prop. Reg. § 1.409A-3(h)(2)(vi) (or any subsequent corresponding provision of law), should there be a final determination that this Plan fails to meet the requirements of Section 409A and the regulations thereunder with respect to any Participant, the Company may distribute to the Participant an amount not to exceed the amount required to be included in income as a result of the failure to comply with the requirements of Section 409A and the regulations.

IN WITNESS WHEREOF, this First Amendment to the 2005 Raymond James Financial, Inc. Restricted Stock Plan is hereby duly executed and delivered by the Company on the date first above written.

THE COMPANY:

RAYMOND JAMES FINANCIAL, INC.,
a Florida corporation

First Amaendment #4
By: /s/ Jeffrey P. Julien
Jeffrey P. Julien
Senior Vice President - Finance
And Chief Financial Officer